Exhibit 23.8






                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     Hensley Consultants, Inc. hereby consents to the use of its oil and gas reserve reports in the Form S-4 Registration Statement (the "Registration Statemen") to be filed with the Securities and Exchange Commission on approximately July 11, 1997 by Magnum Hunter Resoures, Inc., Magnum Hunter Production, Inc., Hunter Gas Gathering, Inc., Gruy Petroleum Management Co., Conmag Energy Corporation and Rampart Petroleum, Inc. and to the reference to our firm under the captions "Prospectus Summary," "Business and Properties" and "Experts" in the Registration Statement.


                                             HENSLEY CONSULTANTS, INC.


                                           /s/ Russ Hensley
                                        BY:----------------------------------
                                           Russ Hensley, Authorized Officer

October 16, 1997